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                                   3,500,000 SHARES

                          GRAY COMMUNICATIONS SYSTEMS, INC.

                                     COMMON STOCK

                                  _________________

                                UNDERWRITING AGREEMENT

                                                           September __, 1996

THE ROBINSON-HUMPHREY COMPANY, INC.
ALLEN & COMPANY INCORPORATED
J.C. BRADFORD & CO.
J.P. MORGAN SECURITIES INC.
  As representatives of the several
  Underwriters named in Schedule I hereto, c/o The Robinson-Humphrey Company, Inc.
3333 Peachtree Road, N.E.
Atlanta, Georgia 30326

Dear Sirs:

    Gray Communications Systems, Inc., a Georgia corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 3,500,000 shares of Class B common stock, no par value per share (the "Common Stock"), of the Company (the "Firm Shares"), and, at the election of the Underwriters, subject to the terms and conditions stated herein, to sell to the Underwriters up to 525,000 additional shares of Common Stock (the "Optional Shares") (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares").

    Concurrently with the offering of the Firm Shares, the Company is offering
(the "Concurrent Offering") $150,000,000 principal amount of its      % Senior
Subordinated Notes due 2006 (the "Notes"). The offering of the Shares is not conditioned upon the consummation of the Concurrent Offering. In addition, the Company intends to implement a financing plan (the "Financing") pursuant to which it will (i) retire approximately $49,500,000 aggregate principal amount of outstanding indebtedness under its senior secured bank credit facility, together with accrued interest thereon, (ii) retire approximately $25,000,000 aggregate principal amount of outstanding indebtedness under its senior note due 2003, together with accrued interest thereon and a prepayment fee, (iii) issue $10,000,000 liquidation preference of its series A preferred stock, no par value per share (the "Series A Preferred Stock") in exchange for its outstanding


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$10,000,000 principal amount 8% subordinated note (the "Preferred Stock
Exchange"), (iv) issue $10,000,000 liquidation preference of its series B preferred stock, no par value per share (the "Series B Preferred Stock"), together with warrants (the "Warrants") to purchase up to 500,000 shares of the Company's class A common stock, no par value per share ("the Class A Common Stock"), for gross cash proceeds of $10,000,000 (the "Preferred Stock Purchase") and (v) enter into a new senior secured bank credit facility (the "Senior Credit Facility") to provide for a term loan and revolving credit facility aggregating $125,000,000.

    The Company has entered into an Asset Purchase Agreement (the "KTVE Agreement") with GOCOM Television of Ouachita, L.P. ("GOCOM"), dated May 15, 1996. Pursuant to the KTVE Agreement, the Company sold (the "KTVE Sale") KTVE-TV to GOCOM for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of the closing, to the extent collected by the GOCOM. The Company has also entered into an Asset Purchase Agreement (the "Phipps Agreement") with Media Acquisition Partners, L.P., dated March 15, 1996 and amended July 5, 1996. Pursuant to the terms of the Phipps Agreement, the Company will acquire (the "Phipps Acquisition") WCTV-TV, WKXT-TV, a satellite broadcasting business and a paging business (each a "Phipps Business" and collectively the "Phipps Businesses") for approximately $185,000,000. The cash required for the consummation of the Phipps Acquisition, the repayment of indebtedness pursuant to the Financing and the payment of related transaction costs will be provided by the net proceeds of the offering of the Firm Shares and the Optional Shares (if any), the Concurrent Offering, the Preferred Stock Purchase, the KTVE Sale and borrowings under the Senior Credit Facility.

    1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (a) A registration statement on Form S-1 (File No. 333-4340) with respect to the Shares, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has become effective under the Act and information has been omitted therefrom in accordance with Rule 430A under the Act, either (A) if the Company relies on Rule 434 under the Act, a term sheet relating to the Shares that shall identify the preliminary prospectus that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representatives, or (ii) if such registration statement, as it may have been amended, has not become effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been provided to and approved by the Representatives prior to the execution of this Agreement. The


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    Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional shares of Common Stock, which registration statement will be effective upon filing with the Commission. As used in this Agreement, the term "Original Registration Statement" means the registration statement initially filed relating to the Shares, as amended at the time when it was or is declared effective, including all financial statement schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Rule 462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (including the Original Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Original Registration Statement becomes effective); the term "Registration Statement" includes both the Original Registration Statement and any Rule 462(b) Registration Statement; the term "Preliminary Prospectus" means each prospectus subject to completion included in such registration statement or any amendment or post-effective amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective); the term "Prospectus" means (A) if the Company relies on Rule 434 of the Act, the Term Sheet (as hereinafter defined) relating to the Shares that is first filed pursuant to Rule 424(b)(7) of the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements;
    (B) if the Company does not rely on Rule 434 of the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or
    (C) if no prospectus is required to be so filed, such term means the prospectus included in the Registration Statement at the effective time of such Registration Statement; and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 of the Act. Any reference to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet. For purposes of the following representations and warranties, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be the most recent Preliminary Prospectus.

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or, to the best knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction. If the Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the best knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any state or other jurisdiction.

         (c)  When any Preliminary Prospectus was filed with the Commission it
    (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the


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    light of the circumstances under which they were made, not misleading.
    When the Registration Statement or any amendment thereto was or is declared effective, and at each Time of Delivery (as hereinafter defined), it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. When (A) the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) or (B) any Term Sheet which is a part of the Prospectus is filed with the Commission pursuant to Rule 434, and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (c) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto, the Prospectus or any amendment or supplement thereto, or any Term Sheet in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein.

         (d) If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement has not been declared effective (i) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to Rule 462(b) and has received confirmation of its receipt; and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act, or the Commission has received payment of such filing fee.

         (e) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents fairly present the information required to be shown; and there are no statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required and there are no contracts or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (f) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of



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    incorporation and has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder.
    Each of the Company and its subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

         (g) The Company's number of shares of authorized, issued and outstanding capital stock is as disclosed in the Prospectus as of the date set forth therein. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description of the capital stock contained in the Prospectus. None of the issued shares of capital stock of the Company or any of its subsidiaries has been issued or is owned or held in violation of any preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company or its subsidiaries) has any preemptive or other rights to subscribe for any of the Shares.

         (h) All of the issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever except for any such liens, security interests, pledges, charges or encumbrances which exist pursuant to the First Consolidated Modification of Credit Agreement among the Company, as Borrower, Bank South, Deposit Guaranty National Bank and Society National Bank, as Lenders and Bank South as Administrative Agent, dated as of January 3, 1996 or except pursuant to pledges to be granted in connection with the Financing. Other than the subsidiaries listed on Exhibit 21 to the Registration Statement and other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association, except such as are not material to the Company and its subsidiaries, taken as a whole.

         (i)  Except as disclosed in the Prospectus, there are no outstanding
    (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.


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         (j)  Since the date of the most recent audited financial statements included in the Prospectus, none of the Company, any of its subsidiaries or any of the Phipps Businesses has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus.

         (k) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as described or contemplated therein, (i) none of the Company, any of its subsidiaries or the Phipps Businesses has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries or to the Phipps Businesses, as the case may be, except that the Company has transferred the licenses to each of its television stations to separate, wholly-owned subsidiaries of the Company, (ii) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock except pursuant to the terms thereof and except for the declaration and payment of a quarterly dividend on the Class A Common Stock consistent with past practice, (iii) there has not been any change in the capital stock, long-term debt or short-term debt of the Company or any of its subsidiaries except pursuant to (A) the terms of the instruments governing the same, (B) the exercise of outstanding options or warrants, (C) the arrangements relating to the Concurrent Offering and the Financing and
    (D) borrowings or incurrence of indebtedness in the ordinary course of business, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, results of operations or business of the Company and its subsidiaries taken as a whole.

         (l) The Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus; and the certificates evidencing the Shares will comply with all applicable requirements of Georgia law.

         (m) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or any securities being registered pursuant to any other registration statement filed by the Company under the Act.

         (n) Neither the Company nor any of its subsidiaries is, or with the giving of notice or passage of time or both would be, in violation of its Articles of Incorporation or Bylaws or in default under any indenture, mortgage, deed of trust, loan agreement, lease


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    or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets are subject which would have a Material Adverse Effect.

         (o) The issue and sale of the Shares, the performance of this Agreement and the consummation of the transactions herein contemplated, the consummation of the Concurrent Offering, the performance of the Phipps Agreement and the consummation of the transactions contemplated therein and the consummation of the Financing will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, any of its subsidiaries or any of the Phipps Businesses is a party or to which any of their respective properties or assets is subject, nor will such action conflict with or violate any provision of (i) the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries; (ii) any statute, rule or regulation, including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), the Telecommunications Act of 1996 (the "Telecommunications Act") and the rules and regulations of the Federal Communications Commission (the "FCC") thereunder; or (iii) any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of the Phipps Businesses or any of their respective properties or assets, including, without limitation, the FCC. Further, the issue and sale of the Shares, the performance of this Agreement and the consummation of the transactions herein contemplated, the consummation of the Concurrent Offering, the performance of the Phipps Agreement and the consummation of the transactions contemplated therein and the consummation of the Financing shall not result in the termination or revocation of any of the permits, licenses, approvals, orders, certificates, franchises or authorizations of governmental or regulatory authorities, including those relating to the Communications Act, the Telecommunications Act or the rules and regulations of the FCC, owned or held by the Company, any of its subsidiaries or any of the Phipps Businesses in order to conduct the publishing, broadcasting or paging operations of the publications, television stations, or paging business owned or operated by them (collectively the "Licenses") or result in any other material impairment of the rights of the holder of such License.

         (p) The Company and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them that is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed or contemplated in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries that are material to the business of the Company and its subsidiaries, taken as a whole and are held under valid, subsisting and enforceable (as against the Company or its subsidiary that is party thereto) leases, with such exceptions as are disclosed in the


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    Prospectus or are not material and do not interfere with the use made of such property and buildings by the Company or such subsidiary. Upon consummation of the Phipps Acquisition, the Company and its subsidiaries will have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned or acquired by them that is material to the business of the Phipps Businesses, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed or contemplated in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries that are material to the business of the Phipps Businesses will be held under valid, subsisting and enforceable (as against the Company or its subsidiary that is party thereto) leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made of such property and buildings by the Company or such subsidiary.

         (q) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body, including, but not limited to, the FCC, is required for the issue and sale of the Shares, the consummation of the transactions contemplated by this Agreement, the consummation of the Concurrent Offering, the performance of the Phipps Agreement and the consummation of the transactions contemplated therein and the consummation of the Financing, except the registration of the Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters and except as shall have been received as of the date hereof.

         (r) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the best knowledge of the Company, threatened in which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets are the subject which, if determined adversely to the Company or any such subsidiary, would individually or in the aggregate have a Material Adverse Effect.

         (s) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the best knowledge of the Company, threatened in which any of the Phipps Businesses is a party or of which any of their respective properties or assets are the subject which, if determined adversely to any Phipps Business, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company, its subsidiaries and the Phipps Businesses taken as a whole (a "Consolidated Material Adverse Effect").

         (t) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, the Phipps Business and WRDW-TV for the


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    year ended December 31, 1995, and Deloitte & Touche LLP, who have certified certain financial statements of WRDW-TV for the years ended December 31, 1994 and 1993, to the best knowledge of the Company, are each, and were each during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

         (u) The consolidated financial statements and schedules (including the related notes) of the Company and its consolidated subsidiaries included in the Registration Statement, the Prospectus or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial position and results of operations of the Company and its subsidiaries, on a consolidated basis, at the dates and for the periods presented. The selected financial data set forth under the caption "Selected Historical Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein. The unaudited condensed, combined pro forma financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder and management of the Company believes (A) the assumptions underlying the pro forma adjustments are reasonable, (B) that such adjustments have been properly applied to the historical amounts in the compilation of such statements and (C) that such statements fairly present, with respect to the Company and its consolidated subsidiaries, the condensed combined pro forma financial position and results of operations and the other information purported to be shown therein at the respective dates or for the respective periods therein specified. The financial statements and schedules (including the related notes) of each of WRDW-TV and the Broadcasting and Paging Operations of John H. Phipps, Inc. included in the Registration Statement, the Prospectus or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial position and results of WRDW-TV or the Broadcasting and Paging Operations of John H. Phipps, Inc., as the case may be, at the dates and for the periods presented.

         (v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

         (w) The Company has not (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate


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    the sale or resale of the Shares or (ii) since the filing of the
    Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (x) The Company has obtained for the benefit of the Company and the Underwriters from Bull Run Corporation ("Bull Run") and its affiliates and each of the Company's directors and executive officers a written agreement ("the Lock-Up Agreement") that for a period of 180 days from the date of the Prospectus Bull Run, such affiliate, director or executive officer, as the case may be, will not, without your prior written consent, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Class A Common Stock, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable or exchangeable for, any shares of Class A Common Stock or Common Stock of which Bull Run, such affiliate, director or executive officer, as the case may be, is now, or in the future may become, the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), other than an exercise of stock options or sale of Class A Common Stock or Class B Common Stock pursuant to a "cashless exercise" of stock options or a gift of Class A Common Stock or Class B Common Stock, provided that the donee agrees to be bound by the terms of the Lock-Up Agreement.

         (y) The operations of the Company and its subsidiaries and the Phipps Businesses with respect to any real property currently leased or owned or by any means controlled by the Company or any subsidiary or any of the Phipps Businesses (the "Real Property") are in compliance in all material respects with all federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment (collectively, "Laws"), and the Company and its subsidiaries and the Phipps Businesses have all Licenses which are material for the operation of the business of the Company and its subsidiaries and the Phipps Businesses, and are in compliance in all material respects with all terms and conditions of such Licenses, permits and authorizations; none of the Company, any subsidiary or any of the Phipps Businesses has authorized, conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquified gas or synthetic gas defined or regulated under any environmental law on, in or under any Real Property; and, except as set forth on Exhibit B hereto, there is no pending or threatened claim, litigation or any administrative agency proceeding, nor has the Company or any subsidiary or any Phipps Business received any written or oral notice from any governmental entity or third party, that:
    (i) alleges a violation of any Laws by the Company or any subsidiary or any Phipps Business; (ii) alleges the Company or any subsidiary or any Phipps Business is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ. or any state superfund law; (iii) alleges possible contamination of the environment by the Company or any subsidiary or any Phipps Business; or
    (iv) alleges possible contamination of the Real Property.

         (z) The Company and its subsidiaries and the Phipps Businesses own or have the right to use all patents, patent applications, trademarks, trademark applications, tradenames, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively, "Intangibles") necessary to their respective businesses (i) as presently conducted or, (ii) to the best knowledge of the Company, as the Company or such subsidiary or such Phipps Business proposes to conduct them as indicated by the Prospectus; to the best knowledge of the Company, none of the Company, any of its subsidiaries or any of the Phipps Businesses has infringed or is infringing, and none of the Company, any of its subsidiaries or any of the Phipps Businesses has received notice of infringement with respect to, asserted Intangibles of others; and, to the best knowledge of the Company, there is no infringement by others of Intangibles of the Company, any of its subsidiaries or any of the Phipps Businesses.

         (aa) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         (bb) Each of the Company and its subsidiaries has all necessary Licenses and has made all declarations and filings with all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect. The Licenses issued by the FCC are valid and in full force and effect with no restrictions or qualifications which would have a Material Adverse Effect. The Company and its subsidiaries are not in violation of any statutes, orders, rules and regulations relating to or affecting the properties, businesses and Licenses of the Company and its subsidiaries and are not in breach or in violation of the Licenses, the Communications Act, the Telecommunications Act or any orders, rules and regulations of the FCC, which in any such case would have a Material Adverse Effect. No event has occurred which permits, or with notice or lapse of time or both would permit, and no legal or governmental proceeding has been instituted or threatened which could cause, the revocation or termination of any of the Licenses or which might result in any other impairment or modification of the rights of the Company and its subsidiaries therein which in any such case would have a Material Adverse Effect. Except as described in the Prospectus, the Company has no reason to believe that any License issued by the FCC will not be renewed in the ordinary course.

         (cc) Each of the Phipps Businesses has all necessary Licenses and has made all declarations and filings with all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a

    Consolidated Material Adverse Effect. The Licenses issued by the FCC are valid and in full force and effect with no restrictions or qualifications which would have a Consolidated Material Adverse Effect. The Phipps Businesses are not in violation of any statutes, orders, rules and regulations relating to or affecting the properties, businesses and Licenses of the Phipps Businesses and are not in breach or in violation of the Licenses, the Communications Act, the Telecommunications Act or any orders, rules and regulations of the FCC, which in any such case would have a Consolidated Material Adverse Effect. No event has occurred which permits, or with notice or lapse of time or both would permit, and no legal or governmental proceeding has been instituted or threatened which could cause, the revocation or termination of any of the Licenses or which might result in any other impairment or modification of the rights of the Phipps Businesses therein which in any such case would have a Consolidated Material Adverse Effect. Except as described in the Prospectus, the Company has no reason to believe that any License issued by the FCC will not be renewed in the ordinary course.

         (dd) The Phipps Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

         (ee) The Loan Agreement by and among the Company, as the Borrower, Keybank National Association, as Agent, Nationsbank, N.A. (South), as Co-Agent and the financial institutions listed therein, dated as of September __, 1996 (the "Loan Agreement"), has been duly authorized, executed and delivered by the Company and each of the Company's subsidiaries which is a party thereto and constitutes the valid and binding agreement of the Company and each such subsidiary enforceable against the Company and each such subsidiary in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

         (ff) The Indenture (the "Indenture") to be entered into with respect to the Concurrent Offering by and among the Company, as Issuer, certain subsidiaries of the Company as Guarantors and Bankers Trust Company, as Trustee, has been duly authorized by the Company and, when executed and delivered by the Company and each of the Company's subsidiaries which is a party thereto, will constitute the valid and binding agreement of the Company and each such subsidiary enforceable against the Company and each such subsidiary in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles. The Notes to be issued pursuant to the Indenture have been duly authorized, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof pursuant to the

    Underwriting Agreement between the Company and J.P. Morgan Securities Inc., Allen & Company Incorporated and The Robinson-Humphrey Company, Inc., dated September __, 1996 (the "Note Underwriting Agreement"), will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

         (gg) The Preferred Stock Exchange and Purchase Agreement among the Company and Bull Run, dated September __, 1996 (the "Preferred Stock Agreement"), has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles. The shares of Series A Preferred Stock to be issued pursuant to the Preferred Stock Agreement have been duly authorized and, when issued and delivered in connection with the Preferred Stock Exchange, will be validly issued and fully paid and nonassessable, and the description of the Series A Preferred Stock contained in the Prospectus fairly summarizes the terms and provisions of the Series A Preferred Stock; and the certificates evidencing the shares will comply with all applicable requirements of Georgia law.
    The shares of Series B Preferred Stock to be issued pursuant to the Preferred Stock Agreement have been duly authorized and, when issued and delivered in connection with the Preferred Stock Purchase, will be validly issued and fully paid and nonassessable, and the description of the Series B Preferred Stock contained in the Prospectus fairly summarizes the terms and provisions of the Series B Preferred Stock; and the certificates evidencing the shares will comply with all applicable requirements of Georgia law. The Warrants to be issued pursuant to the Preferred Stock Agreement will, when issued, be binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Company has reserved 500,000 shares of its Class A Common Stock for issuance upon exercise of the Warrants.

         (hh) The shareholders of the Company have approved each of the matters voted on at the Company's Annual Meeting of Shareholders as set forth in the Company's Proxy Statement dated August 14, 1996.

         (ii) The affiliation agreements between certain of the Company's subsidiaries and NBC and CBS, as applicable, have been duly authorized, executed and delivered by the Company and the subsidiaries, as applicable, and are the valid and legally binding obligations of the respective parties thereto, and the description of such affiliation agreements in the Prospectus under the caption "Business-Network Affiliation of the Stations" fairly summarizes the terms thereof.

    2. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the

Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_________ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase hereunder.

    The Company hereby grants to the Underwriters the right to purchase at their election in whole or in part from time to time within a period of 30 calendar days from the date of this Agreement up to 525,000 Optional Shares, at the purchase price per share set forth in clause (a) in the paragraph above, for the sole purpose of covering over-allotments in the sale of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from you to the Company, given from time to time within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. In the event you elect to purchase all or a portion of the Optional Shares, the Company agrees to furnish or cause to be furnished to you the certificates, letters and opinions, and to satisfy all conditions, set forth in Section 7 hereof at each Subsequent Time of Delivery (as hereinafter defined).

    3. OFFERING BY THE UNDERWRITERS. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

    4. DELIVERY OF SHARES; CLOSING. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as The Robinson-Humphrey Company, Inc. may request upon at least 48 hours' prior written notice to the Company shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter on its behalf of the purchase price therefor by official bank check or checks (payable in next day funds) drawn on an Atlanta, Georgia bank or a New York City bank, payable to the order of the Company in next day available funds. The closing of the sale and purchase of the Shares shall be held at the offices of ___________________ except that physical delivery of such certificates shall be made at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 a.m., New York City time, on the third full business day after the execution of this

Agreement or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, at 10:00 a.m., New York City time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase all or part of such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." The Company will make such certificates available for checking and packaging at least 24 hours prior to each Time of Delivery at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041 or at such other location in New York, New York specified by you in writing at least 48 hours prior to such Time of Delivery.

    5. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters:

         (a) If the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, the Company will file either (A) the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) or (B) a Term Sheet with the Commission pursuant to and in accordance with Rule 434 not later than the earlier of
    (i) the second business day following the execution and delivery of this Agreement or (ii) the fifth business day after the date on which the Registration Statement is declared effective. The Company will advise you promptly of any such filing pursuant to Rule 424(b) or Rule 434.

         (b) The Company will not file with the Commission the Prospectus or the amendment referred to in the second sentence of Section 1(a) hereof, any amendment or supplement to the Prospectus, any Term Sheet, any amendment to the Registration Statement or any Rule 462(b) Registration Statement unless you have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the request of the Representatives or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or any amendments or supplements to the Prospectus or any Term Sheet that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible.
    If required, the Company will file any amendment or supplement to the Prospectus or any Term Sheet with the Commission in the manner and within the time period required by Rule 424(b) and Rule 434, as applicable, under the Act. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Original Registration Statement or any amendment thereto or any Rule 462(b) Registration Statement has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Representatives of each such filing or effectiveness.

         (c) The Company will advise you promptly after receiving notice or obtaining knowledge of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Original Registration Statement or any Rule 462(b) Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or
    (iii) any request made by the Commission or any securities authority of any other jurisdiction for amending the Original Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

         (d) If the delivery of a prospectus relating to the Shares is required under the Act at any time prior to the expiration of nine months after the date of the Prospectus and if at such time any events have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectus to comply with the Act or the rules and regulations thereunder, the Company will promptly notify you and upon your request (but at the Company's expense) prepare and file with the Commission an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will furnish without charge to each Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as you may from time to time reasonably request. If the delivery of a prospectus relating to the Shares is required under the Act at any time nine months or more after the date of the Prospectus, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with
    Section 10(a)(3) of the Act. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

         (e) The Company promptly from time to time will take such action as you may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

         (f) The Company will promptly provide you, without charge, (i) five conformed executed copies of the Original Registration Statement and any Rule 462(b) Registration Statement as originally filed with the Commission and of each amendment thereto, (ii) for each other Underwriter a conformed copy of the Original Registration Statement and any Rule 462(b) Registration Statement as originally filed and of each amendment thereto, without exhibits, and (iii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as you may reasonably request.

         (g) As soon as practicable, but in any event not later than the last day of the thirteenth month after the later of the effective date of the Original Registration Statement and any Rule 462(b) Registration Statement, the Company will make generally available to its security holders an earnings statement of the Company and its subsidiaries, if any, covering a period of at least 12 months beginning after the later of the effective date of the Original Registration Statement and any Rule 462(b) Registration Statement (which need not be audited) complying with
    Section 11(a) of the Act and the rules and regulations thereunder.

         (h) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, the Company will not, without your prior written consent, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Class A Common Stock, or any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable or exchangeable for, any shares of Class A Common Stock or Common Stock, except as provided in Section 2 and except that such restrictions shall not affect the Company's ability to take any such actions in connection with any option plan or 401(k) plan in effect at the date of the Prospectus or to issue shares of Class A Common Stock or Common Stock upon the exercise of stock options or warrants outstanding on the date of this Agreement to the extent that such stock options or warrants are disclosed in the Prospectus.

         (i) During a period of five years from the later of the effective date of the Original Registration Statement or any Rule 462(b) Registration Statement, the Company will furnish to you and, upon request, to each of the other Underwriters, without charge, (i) copies of all reports or other communications (financial or other) furnished to shareholders and (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

         (j)  Neither the Company nor any of its officers or directors will
    (i) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares,
    (ii) sell, bid for, purchase
    or pay anyone any compensation for soliciting purchases of, the Shares or
    (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (k) The Company will apply the net proceeds from the offering in the manner set forth under "The Phipps Acquisition, the KTVE Sale and the Financing" in the Prospectus.

         (l) The Company will cause the Shares to be listed on the New York Stock Exchange, subject to notice of issuance, at each Time of Delivery and for at least one year from the date hereof.

         (m) If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 P.M. Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

    6. EXPENSES. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 10 hereof, including without limitation all costs and expenses incident to (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and, if applicable, filing of the Original Registration Statement (including all amendments thereto), any Rule 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, this Agreement and any blue sky memoranda; (ii) the delivery of copies of the foregoing documents to the Underwriters; (iii) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares;
(iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees; (v) the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto; (vi) any listing of the securities on the New York Stock Exchange and (vii) any expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares. It is understood, however, that, except as provided in this Section,
Section 8 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses relating to the offer and sale of the Shares.

    7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of such Time of Delivery, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder, and to the following additional conditions precedent:

         (a) If the Original Registration Statement as amended to date has not become effective prior to the execution of this Agreement, such Original Registration Statement and, if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have been declared effective not later than the earlier of (i) 11:00 a.m., Atlanta time, on the date of this Agreement and (ii) the time confirmations are sent or given as specified by Rule 462(b)(2), or, with respect to the Original Registration Statement such later date and/or time as shall have been consented to by you in writing. The Prospectus and any amendment or supplement thereto or a Term Sheet shall have been filed with the Commission pursuant to Rule 424(b) or Rule 434, as applicable, within the applicable time period prescribed for such filing and in accordance with
    Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement, respectively, or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted, threatened or, to the knowledge of the Company and the Representatives, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

         (b) King & Spalding, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (c) You shall have received an opinion, dated such Time of Delivery, of Proskauer Rose Goetz & Mendelsohn LLP, counsel for the Company, in form and substance satisfactory to you and your counsel, to the effect that:

              (i) Each of the subsidiaries of the Company incorporated in Delaware and listed on an annex to such opinion (the "Delaware Subsidiaries") is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. Each of the Delaware Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the jurisdictions listed on such annex to the opinion.

              (ii) All of the issued shares of capital stock of each of the Company's subsidiaries are held of record and, to the best knowledge of such counsel, owned beneficially by the Company free and clear of any liens, security interests, pledges, charges, encumbrances, shareholders' agreements, voting trusts, defects, equities or claims of any nature whatsoever of which such counsel has knowledge except as otherwise described in the Prospectus. Other than the subsidiaries listed on Exhibit 21 to the Registration Statement, to the best of such counsel's knowledge, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

              (iii) Except as disclosed in the Prospectus, to the best of such counsel's knowledge, there are no outstanding (A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

              (iv) The Shares have been listed, subject to notice of issuance, on the New York Stock Exchange.

              (v) Except as disclosed in the Prospectus, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement (or any such right has been effectively waived).

              (vi) The issue and sale of the Shares being issued at such Time of Delivery, the performance of this Agreement and the consummation of the transactions herein contemplated, the consummation of the Concurrent Offering, the performance of the Phipps Agreement and the consummation of the transactions contemplated therein and the consummation of the Financing will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument filed as an exhibit to the Registration Statement, nor will such action conflict with or violate any provision of the Certificates of Incorporation or Bylaws of any of the Delaware Subsidiaries or any statute, rule or regulation or any order, judgment or decree of which such counsel has knowledge of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets except for any such conflict, breach, violation or default which would not individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole.

              (vii) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the issue and sale of the Shares, the consummation of the transactions contemplated by this Agreement, the consummation of the Concurrent Offering, the performance of the Phipps Agreement and the consummation of the transactions contemplated therein and the consummation of the Financing, except the registration of the Shares under the Act and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

              (viii) To such counsel's knowledge and other than as disclosed in or contemplated by the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened (or any basis therefor) in which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any such subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole.

              (ix) The Registration Statement, any Rule 462(b) Registration Statement and the Prospectus and each amendment or supplement thereto (other than the financial statements and related schedules and other financial data therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.
         Such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Registration Statement, any Rule 462(b) Registration Statement or Prospectus that are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

              (x) Each of the Registration Statement and any Rule 462(b) Registration Statement is effective under the Act; any required filing of the Prospectus or any Term Sheet pursuant to Rule 424(b) or Rule 434, as applicable, has been made in the manner and within the time period required by Rule 424(b) or Rule 434, as applicable; and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement, respectively, or any part thereof has been issued and, to such counsel's knowledge, no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

              (xi) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an

          "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

              (xii) If the Company elects to rely upon Rule 434, the Prospectus is not "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or an effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A).

         Such counsel shall also state that, based upon their participation in the preparation of the Registration Statement and meetings with members of management of the Company and its independent certified public accountants, but without passing upon or assuming any responsibilities for the accuracy, completeness or fullness of the information contained in the Registration Statement, nothing has come to such counsel's attention which has caused them to believe that the Registration Statement, on its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to such Time of Delivery, as of its issue date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in or omitted from the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

         In rendering such opinions set forth in subparagraphs (vi) and (vii) above, such counsel may state that such opinions do not cover any matters governed by the Communications Act, the Telecommunications Act or the rules and regulations of the FCC promulgated thereunder.

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction except for the general corporate law of the State of Delaware, the laws of the state of New York or the laws of the United States, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of local counsel satisfactory to the Underwriters, provided that such counsel states such counsel believes that the Underwriters are justified in relying upon such opinion and copies of such opinion are delivered to the Representatives and counsel for the Underwriters.

         (d) You shall have received an opinion, dated such Time of Delivery, of Heyman & Sizemore, Georgia counsel for the Company in form and substance satisfactory to you and your counsel, to the effect that:

              (i) All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

              (ii) All of the issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable.

              (iii) The Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable; the certificates evidencing the Shares comply with all applicable requirements of Georgia law. The issuance of the Shares will not be subject to any statutory or, to such counsel's knowledge, contractual preemptive or similar rights.

              (iv) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and perform its obligations hereunder. Each of the subsidiaries of the Company incorporated in Georgia and listed on an annex to such opinion (the "Georgia Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Georgia and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. Each of the Georgia Subsidiaries and the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the jurisdictions listed on such annex to the opinion.

              (v) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

              (vi) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company conform to the description of the capital stock contained in the Prospectus.

              (vii) This Agreement has been duly authorized, executed and delivered by the Company.

              (viii) To such counsel's knowledge and other than as disclosed in or contemplated by the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened (or any basis therefor) in which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any such subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole.

              (ix) The Phipps Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

              (x) The Loan Agreement has been duly authorized, executed and delivered by the Company and each of its subsidiaries which is a party thereto and constitutes the valid and binding agreement of the Company and each such subsidiary enforceable against the Company and each such subsidiary in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

              (xi) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and each of the Company's subsidiaries which is a party thereto, will constitute the valid and binding agreement of the Company and each such subsidiary enforceable against the Company and each such subsidiary in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles. The Notes to be issued pursuant to the Indenture have been duly authorized and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof pursuant to the Note Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

              (xii) The Preferred Stock Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles. The shares of Series

         A Preferred Stock to be issued pursuant to the Preferred Stock Agreement have been duly authorized and, when issued and delivered in connection with the Preferred Stock Exchange, will be validly issued and fully paid and nonassessable and will conform to the description of the Series A Preferred Stock contained in the Prospectus; and the certificates evidencing the shares will comply with all applicable requirements of Georgia law. The shares of Series B Preferred Stock to be issued pursuant to the Preferred Stock Agreement have been duly authorized and, when issued and delivered in connection with the Preferred Stock Purchase, will be validly issued and fully paid and nonassessable and will conform to the description of the Series B Preferred Stock contained in the Prospectus; and the certificates evidencing the shares will comply with all applicable requirements of Georgia law. The Warrants to be issued pursuant to the Preferred Stock Agreement will, when issued, be binding obligations of the Company enforceable against the Company in accordance with their terms and the Company has reserved 500,000 shares of its Class A Common Stock for issuance upon exercise of the Warrants.

              (xiii) The shareholders of the Company have approved each of the matters voted on at the Company's Annual Meeting of Shareholders as set forth in the Company's Proxy Statement dated August 14, 1996.

              (xiv) The issue and sale of the Shares being issued at such Time of Delivery, the performance of this Agreement and the consummation of the transactions herein contemplated, the consummation of the Concurrent Offering, the performance of the Phipps Agreement and the consummation of the transactions contemplated therein and the consummation of the Financing will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets is subject, nor will such action conflict with or violate any provision of (i) the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries;
         (ii) any statute, rule or regulation or (iii) any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets except for any such conflict, breach, violation or default which would not individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole.

         (e) You shall have received, an opinion, dated such Time of Delivery of Venable, Baetjer, Howard & Civiletti, LLP, special FCC counsel to the Company, in form and substance satisfactory to you and your counsel, to the effect that:

              (i) The execution and delivery by the Company and each of its subsidiaries (to the extent it is a party) of, and the performance by each of the Company and each of its subsidiaries (to the extent it is a party) of its obligations under this Agreement, the Phipps Agreement, the Loan Agreement, the Preferred Stock Agreement, the Indenture, the Notes and the Debt Underwriting Agreement did not or will not result in a violation of the Communications Act, the Telecommunications Act or any order, rule or regulation of the FCC, and do not and will not cause any forfeiture or impairment by or before the FCC of any FCC license, permit or authorization of any of the subsidiaries.

              (ii) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required under the Communications Act, the Telecommunications Act or the rules and regulations of the FCC, for the execution and delivery by each of the Company and its subsidiaries of this Agreement, the Phipps Agreement, the Loan Agreement, the Preferred Stock Agreement, the Indenture, the Notes and the Debt Underwriting Agreement.

              (iii) WALB Licensee Corp., WJHG Licensee Corp., WRDW Licensee Corp., WYMT Licensee Corp., WKYT Licensee Corp. and certain of the Phipps Signatories (collectively the "Licensees") are the holders of the Licenses issued by the FCC listed in an attachment to such opinion (the "FCC Licenses"), all of which are validly issued by the FCC and in full force and effect, with no material restrictions or qualifications other than as described in the Prospectus and Registration Statement, and such FCC Licenses constitute all of the FCC Licenses necessary for the Company and the Licensees to own their properties and to conduct their businesses as proposed to be owned and conducted after giving effect to the Phipps Acquisition in the manner and to the full extent now operated or proposed to be operated as described in the Prospectus and Registration Statement.

              (iv) To the best of such counsel's knowledge, the business and operations of the Company, its subsidiaries and the Licensees comply in all material respects with the Communications Act, the Telecommunications Act and all published orders, rules and regulations of the FCC.

              (v) Other than matters described in the Prospectus and except as to any other matters relating to the television broadcast industry in general which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, such counsel after due inquiry does not know of (A) any proceedings threatened, pending or contemplated before the FCC against or involving the properties, businesses or Licenses of the Company, its subsidiaries and the Licensees or (B) any communications laws or regulations of the United States applicable to such properties, businesses or Licenses, which in either case could have a material adverse effect on financial position, results of operations or business the Company and its subsidiaries, taken as a whole.

              (vi) To the best of such counsel's knowledge after due inquiry, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any of the FCC Licences, assuming the filing of timely license renewal applications and the timely payment of all applicable filing and regulatory fees to the FCC, or which might result in any other material impairment of the rights of the Company or its subsidiaries in the FCC Licenses.

              (vii) The statements in the Registration Statement and Prospectus under the caption "Risk Factors - Consummation of the Phipps Acquisition Prior to Final FCC Approval," "Risk Factors - FCC Divestiture Requirement," "Risk Factors - Competitive Nature of and Risk of Changes in the Television Industry," "Risk Factors - Regulatory Matters" and "Business - Federal Regulation of the Company's Business" insofar as such statements constitute summaries of the legal or regulatory matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein and such counsel does not believe that such statements (A) at the time such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) as of the date of this opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) (i) You shall have received from Ernst & Young LLP letters dated, respectively, the date hereof (or, if the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, dated such effective date and the date of this Agreement) and each Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex I hereto. In the event that the letters referred to in this Section 7(f) set forth any changes, decreases or increases in the items specified in paragraph (iv) of Annex I, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation by the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (ii) such changes, decreases or increases do not, in your sole judgment, make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date of such letter.

              (ii) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date hereof (or, if the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, dated such effective date and the date of this Agreement) and each Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II hereto.

         (g) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries shall have sustained (i) any loss or interference with their respective businesses from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus, or (ii) any change, or any development involving a prospective change (including without limitation a change in management or control of the Company), in or affecting the position (financial or otherwise), results of operations, net worth or business prospects of the Company and its subsidiaries, otherwise than as disclosed in or contemplated by the Prospectus, the effect of which, in either such case, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

         (h) Subsequent to the date hereof there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or in the Common Stock by the Commission;
    (ii) a moratorium on commercial banking activities in New York declared by either federal or state authorities; (iii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); or (iv) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity or emergency if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

         (i) The Company shall have furnished to you at such Time of Delivery certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in the first paragraph of this Section 7 and in subsection (f) of this Section 7, and as to such other matters as you may reasonably request.

         (j) The Shares shall be listed on the New York Stock Exchange, subject to notice of issuance.

    8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i) any untrue statement or alleged untrue statement made by the Company in
Section 1 of this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Rule 462(b) Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

    (b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

    (c) Promptly after receipt by an indemnified party under subsection (a) and (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the prior sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, which separate counsel shall be designated by the Representatives in the case of indemnity arising under paragraph (a) of this Section 8) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this Section 8(c) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

    (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of
any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

    (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

    9. DEFAULT OF UNDERWRITERS. (a) If any Underwriter defaults in its obligation to purchase Shares at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Shares, the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that in its or your reasonable opinion may thereby be made necessary. The cost of preparing, printing and filing any such amendments shall be paid for by the Underwriters. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

    (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.


    10. TERMINATION. (a) This Agreement may be terminated with respect to the Firm Shares or any Optional Shares in the sole discretion of the Representatives by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that
(i) any condition to the obligations of the Underwriters set forth in Section 7 hereof has not been satisfied, or (ii) the Company shall have failed, refused or been unable to deliver the Shares or to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters. If this Agreement is terminated pursuant to this Section 10(a), the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

    (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 9(a), the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    11. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in
Section 8(e) or the Company, or any officer or director or controlling person of the Company referred to in Section 8(e), and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

    12. NOTICES. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed, delivered or telegraphed and confirmed in writing to you in care of The Robinson-Humphrey Company, Inc., 3333 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Corporate Finance Department (with a copy to King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, Attention: John J. Kelley III; and if sent to the Company, shall be mailed, delivered or telegraphed and confirmed in writing to the Company at 126 N. Washington Street, P.O. Box 48, Albany, Georgia 31702-0048, Attention:
William A. Fielder III (with a copy to Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036, Attention: Henry O. Smith III).

    13. REPRESENTATIVES. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you jointly or by The Robinson-Humphrey Company, Inc. will be binding upon all the Underwriters.

    14. BINDING EFFECT. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and to the extent provided in Sections 8 and 10 hereof, the officers and directors and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

    15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any provisions regarding conflicts of laws.

    16. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by The Robinson-Humphrey Company, Inc., on behalf of each of the Underwriters, this letter will constitute a binding agreement among the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Master Agreement among Underwriters, a copy of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.


                             Very truly yours,

                             GRAY COMMUNICATIONS SYSTEMS, INC.


                             By:_______________________________
                                Name:

                                Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above at
Atlanta, Georgia.



THE ROBINSON-HUMPHREY COMPANY, INC.
ALLEN & COMPANY INCORPORATED
J.C. BRADFORD & CO.
J.P. MORGAN SECURITIES INC.

By:  The Robinson-Humphrey Company,
      Inc.


By:________________________________
      (Authorized Representative)

On behalf of each of the Underwriters

                                      SCHEDULE I


                                                                Number of
                                                                Optional
                                                                Shares to be
                                            Total               Purchased if
                                       Number of Firm           Maximum
                                         Shares to be           Option
Underwriter                               Purchased              Exercised
- -----------                            ---------------          -------------


The Robinson-Humphrey Company, Inc.
Allen & Company Incorporated
J.C. Bradford & Co.
J.P. Morgan Securities Inc.





                                           __________              __________

    Total..................                __________              __________
                                           __________              __________

                                                           ANNEX I


    Pursuant to Section 7(f)(i) of the Underwriting Agreement, Ernst & Young LLP shall furnish letters to the Underwriters to the effect that:

         (i) they are independent public accountants with respect to the Company, its consolidated subsidiaries, WRDW and the Phipps Businesses within the meaning of the Act and the applicable published rules and regulations thereunder;

         (ii) in their opinion, the consolidated financial statements and schedules audited by them and included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

         (iii) the interim financial statements of the Company and the Phipps Businesses as of and for the six-month period ended June 30, 1996 were reviewed by them in accordance with the standards established by the American Institute of Certified Public Accountants for a review of interim financial statements and based upon their review they are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles, and such financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable rules and regulations thereunder;

         (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, its subsidiaries and the Phipps Businesses, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

              (A) the unaudited consolidated condensed financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus;

              (B) as of a specified date not more than 5 days prior to the date of such letter, there were any changes in the capital stock (other than the issuance of capital stock upon exercise of employee stock options that were outstanding on the date of the latest balance sheet included in the Prospectus) or any increase in inventories or the long-term debt or short-term debt of the Company and its subsidiaries, or any decreases in net current assets or net assets or other items specified by the Representatives, or any increases in any other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

              (C) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (B) there were any decreases in revenues or operating income or the total or per share amounts of net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

         (v) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives that are included in the Registration Statement and the Prospectus, or which appear in Part II of, or in exhibits or schedules to, the Registration Statement and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement;


         (vi) on the basis of a reading of the unaudited pro forma consolidated condensed financial statements included in the Registration Statement and the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (vi), inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters and preparing the pro forma consolidated condensed financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         References to the Registration Statement and the Prospectus in this Annex I shall include any amendment or supplement thereto at the date of such letter.

                                                      ANNEX II


    Pursuant to Section 7(f)(ii) of the Underwriting Agreement, Deloitte & Touche LLP shall furnish letters to the Underwriters to the effect that:

         (i) they are independent public accountants with respect to WRDW-TV within the meaning the Act and the applicable published rules and regulations thereunder and

         (ii) in their opinion, the consolidated financial statements and schedules audited by them and included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder.

    References to the Registration Statement and the Prospectus in this Annex II shall include any amendment or supplement thereto at the date of such letter.